Exhibit 99.1

FOR IMMEDIATE RELEASE

ASCEND TELECOM HOLDINGS LIMITED AND ROI ACQUISITION CORP. II agree to AMEND TERMS of MERGER AGREEMENT

New York, NY – October 12, 2015 – ROI Acquisition Corp. II (“ROI”) (NASDAQ:ROIQ; ROIQW; ROIQU) and Ascend Telecom Holdings Limited (“Ascend Holdings”) today announced that they have agreed to amend the merger agreement (the “Merger Agreement”) relating to the business combination among ROI, Ascend Holdings and Ascend Telecom Infrastructure Private Limited, an independent owner and provider of passive telecommunications infrastructure on a shared, multi-tenancy basis for wireless telecommunications operators in India (“Ascend India”). Ascend India is currently majority-owned by subsidiaries of funds managed by New Silk Route Advisors, LP (“NSR”).

The special meeting of stockholders of ROI to approve the business combination will be held on October 23, 2015, at 9:00 a.m.

Key Terms of the Proposed Amendment to the Merger Agreement:

•	The pro forma enterprise value of Ascend India is reduced from approximately $335 million at $10 per share to $308 million at $10 per share. As a result, the number of ordinary shares of Ascend Holdings NSR will beneficially own at closing is reduced from 12.7 million to 11.2 million, excluding earnout shares.

•	ROI’s sponsors will forfeit approximately 1.1 million ROI founder shares. As a result, the number of ordinary shares of Ascend Holdings ROI’s sponsors will beneficially own upon completion of the business combination is reduced from 2.3 million to 1.2 million, excluding earnout shares.

•	Ascend Holdings may not repay the outstanding subordinated debt of an amount, as of March 31, 2015, equal to approximately INR 1,800 million (or approximately $28.89 million using an exchange rate of 1US$ = INR62.31, as of March 31, 2015) owed by Ascend India to IL&FS Financial Services Limited, an affiliate of Infrastructure Leasing and Financial Services Limited (“IL&FS”).

•	The minimum cash amount which ROI is required to have to complete the transaction is reduced from approximately $103 million to approximately $71 million.

Implied Valuation Highlights:

•	At a pro forma enterprise value of $308 million, at $10 per share, the implied multiples are 10.8x projected fiscal 2016 EBITDA (ending March 31, 2016) and 8.9x projected fiscal 2017 EBITDA (ending March 31, 2017).

•	Ascend Holdings’ comparable companies in India trade at 13.9x projected fiscal 2016 EBITDA (ending March 31, 2016) and 12.2x projected fiscal 2017 EBITDA (ending March 31, 2017).

•	Ascend Holdings’ comparable companies in the U.S. trade at 18.8x projected calendar 2015 EBITDA and 17.3x projected calendar 2016 EBITDA.

Commenting on the transaction, Joseph A. De Perio, Vice Chairman at ROI, stated, “The parties to the Merger Agreement have worked to respond to the recent volatility in the equity markets of emerging economies. We believe the updated transaction presents a significant opportunity for an equity holder to partner with an outstanding management team in a high-growth sector with an attractive business model. At a deal price of 8.9x forward EBITDA, we believe shareholders have the ability to generate significant equity returns from the compounding of 20%+ annual EBITDA growth and improvement in equity valuation multiples going forward.”

Parag Saxena, the Managing General Partner of NSR, stated, “We are committed to closing this transaction and providing Ascend Holdings access to U.S. capital markets as it embarks on its next phase of growth in order to meet the increasing demand for mobile voice, data and information in India. Obviously, our confidence and expectation of future returns is evidenced by our firm’s 100% rollover of our equity.”

The proposed amendment remains subject to execution of an amendment to the merger agreement, the approval of such amendment by the board of directors of ROI, the approval by the committee of directors of IL&FS with respect to the treatment of the debt owed to its affiliate, and the merger agreement, as amended, is subject to the vote of ROI’s stockholders at its upcoming special meeting, none of which can be assured. ROI will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) describing the terms of the amendment, when executed, and including the amendment as an exhibit thereto. ROI intends to file and deliver to its stockholders a supplement to the definitive proxy statement/prospectus previously mailed to ROI’s stockholders, which will describe the terms and impact of the amendment to the merger agreement.

Non-IFRS Financial Measures

EBITDA is a non-IFRS financial measure, and together with the comparable IFRS measure, reflects one of the key metrics used by Ascend India to assess its operating performance. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS. Non-IFRS financial measures as reported by Ascend India may not be comparable to similarly titled amounts reported by other companies.

Exchange Rates in this Release

Except as otherwise noted, Ascend Holdings’ financial measures presented in this press release have been converted from Indian rupees to U.S. dollars at an exchange rate of 1US$ = INR 63.3.

About ROI Acquisition Corp. II

ROI is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving ROI and one or more businesses. ROI is a Delaware corporation formed in 2013. Its securities are traded on NASDAQ under the ticker symbols ROIQ, ROIQW and ROIQU.

About Ascend India

Ascend India, a private limited company incorporated in March 2002 under the Indian Companies Act in the Republic of India, is an independent owner and provider of passive telecommunications infrastructure on a shared, multi-tenancy basis for all 11 wireless operators in India. As of March 31, 2015, Ascend India had 4,843 towers and 8,769 tenants. Following the Business Combination, Ascend India will be an indirect wholly-owned subsidiary of Ascend Holdings, a newly formed Cayman Islands holding company.

ADDITIONAL INFORMATION ABOUT THE BUSINESS COMBINATION AND WHERE TO FIND IT

In connection with the proposed business combination (“Business Combination”), Ascend Holdings, a newly formed Cayman Islands holding company which, following the Business Combination, will be the indirect parent of Ascend India, filed a Registration Statement on Form F-4 (file no. 333-205872) (the “Registration Statement”) with the SEC. The Registration Statement was declared effective by the SEC on October 1, 2015 and includes the related definitive proxy statement/prospectus (the “proxy statement/prospectus”), that is both the proxy statement that was distributed to holders of ROI’s common stock and public warrants in connection with the solicitation by ROI of proxies for the vote by the stockholders on the Business Combination and the vote by the warrantholders on a proposed amendment to the warrant agreement governing ROI’s outstanding warrants, as well as the prospectus covering the registration of the proposed issuance of ordinary shares to be issued in the Business Combination and pursuant to the warrant amendment proposal. In addition, Ascend Holdings will file a supplement to the proxy statement/prospectus in connection with the amendments to the Merger Agreement that will be mailed to ROI’s stockholders and warrantholders. The definitive proxy statement/prospectus for the proposed Business Combination and warrant agreement amendment was mailed on or about October 2, 2015, to stockholders and warrantholders of ROI, as applicable, as of September 18, 2015. ROI’s stockholders and warrantholders and other interested persons are advised to read the definitive proxy statement/prospectus, and amendments and supplements thereto, because these documents contain important information about Ascend Holdings, Ascend India, ROI, the proposed Business Combination and the proposed warrant agreement amendment. Stockholders and warrantholders, as applicable, are also able to obtain copies of the Registration Statement which includes the proxy statement/prospectus, and any supplements thereto, without charge, at the SEC's Internet site at http://www.sec.gov or by directing a request to: ROI Acquisition Corp. II, 601 Lexington Avenue, 51st Floor, New York, New York 10022, tel. (212) 825-0400, Attention: Joseph A. De Perio.

PARTICIPANTS IN THE SOLICITATION

ROI and its directors and officers may be deemed participants in the solicitation of proxies to ROI’s stockholders with respect to the proposed Business Combination. A list of the names of those directors and officers and a description of their interests in ROI is contained in the definitive proxy statement/prospectus for the proposed Business Combination.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters and includes statements regarding expected future financial and operating performance. Such forward looking statements include statements with respect to financial and operating performance, strategies, prospects and other aspects of the businesses of ROI, Ascend Holdings, Ascend India and the combined company after completion of the proposed Business Combination, and are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the business combination transaction; the outcome of any legal proceedings that may be instituted against ROI, Ascend Holdings, Ascend India or others following announcement of the Business Combination and transactions contemplated therein; the inability to complete the transactions contemplated by the merger agreement related to the Business Combination due to the failure to obtain approval of the stockholders of ROI or other conditions to closing in the merger agreement;  the ability to meet Nasdaq’s listing standards following the Business Combination;  the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;  the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its management and key employees;  costs related to the proposed Business Combination; changes in applicable laws or regulations;  the possibility that Ascend India may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated in the Registration Statement, including those under “Risk Factors” therein, and other filings with the SEC by ROI. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and ROI, Ascend India and Ascend Holdings undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts:

Sloane & Company

Erica Bartsch

212-446-1875

ROI Acquisition Corp. II

Joseph A. De Perio

212-825-0400